UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
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ProShares Trust
(Exact Name of Registrant as Specified in Its Charter)
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Delaware                    (See Next Page)
(State of Incorporation or Organization)            (I.R.S. Employer Identification No.)

7501 Wisconsin Avenue
Suite 1000E
Bethesda, MD                      20814
(Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                         Name of Each Exchange on Which
to be so Registered:                         Each Class is to be so Registered:
Shares of beneficial interest, no par value             NYSE Arca

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-89822; 811-21114

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to be Registered.

A description of the shares of beneficial interest, no par value, of a series (the “Fund”) of ProShares Trust (the "Trust"), to be registered hereunder is set forth in Post-Effective Amendment No. 208 to the Trust's Registration Statement under the Securities Act of 1933, as amended, and Amendment No. 217 to the Trust’s Registration Statement under the Investment Company Act of 1940, as amended, on Form N-1A (Commission File No. 333-89822; 811-21114), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

This filing relates to the following Fund:

Fund Name	Tax ID Number
ProShares UltraShort Communication Services Select Sector	83-1281234
ProShares UltraPro Short Communication Services Select Sector	83-1284641
ProShares Ultra Communication Services Select Sector	83-1296770
ProShares UltraPro Communication Services Select Sector	83-1317651

Item 2. Exhibits

None

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROSHARES TRUST
Date: January 11, 2019	By:	/s/ Richard F. Morris
Richard F. Morris Chief Legal Officer